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                          INDEPENDENT AUDITORS' CONSENT


To the Shareholders and Board of Directors of First Eagle SoGen Funds, Inc.:


We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated May 17, 2000, on the statements of assets and liabilities for the First Eagle SoGen Global Fund, First Eagle SoGen Overseas Fund, First Eagle SoGen Gold Fund and First Eagle SoGen Money Fund (the "Funds") as of March 31, 2000 and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

                                                                    KPMG LLP

New York, New York
June 1, 2000